Exhibit 99.1

ENTERTAINMENT PROPERTIES TRUST REPORTS

FIRST QUARTER RESULTS

Kansas City, MO, May 2, 2011 — Entertainment Properties Trust (NYSE:EPR) today announced operating results for the first quarter ended March 31, 2011.

Total revenue was $73.6 million for the first quarter of 2011 compared to $71.0 million for the same quarter in 2010. Net income available to common shareholders was $34.2 million, or $0.73 per diluted common share, for the first quarter of 2011 compared to $22.5 million, or $0.52 per diluted common share, for the same quarter in 2010. Funds From Operations (FFO) for the first quarter of 2011 was $29.6 million, or $0.63 per diluted common share, compared to $33.8 million, or $0.78 per diluted common share, for the same quarter in 2010.

David Brain, President and CEO, commented, “The first quarter was an extremely productive one for Entertainment Properties Trust as we delivered on a number of our stated objectives for 2011. In the quarter we sold the Toronto Dundas Square entertainment retail center at a very attractive price. We also continued the diversification of our tenant base, with the acquisition of the Cinemagic theatre portfolio, and new relationships established with CSDC and Highmark in charter schools. Lastly, we enhanced our liquidity from both the sale of Toronto Dundas Square and our expanded line of credit that we intend to convert into growth opportunities in the quarters ahead.”

A reconciliation of FFO to FFO as adjusted follows (dollars in millions, except per share amounts):

	Three Months Ended March 31,
	2011		2010
	Amount	FFO/share	Amount	FFO/share
FFO	$29.6	$0.63	$33.8	$0.78
Costs associated with loan refinancing	6.4	0.14	—	—
Transaction costs	1.3	0.03	7.5	0.17
Provision for loan losses	—	—	0.7	0.02
Impairment charge	1.8	0.04	—	—
Gain on acquisition	—	—	(8.4)	(0.19)

FFO as adjusted	$39.1	$0.84	$33.6	$0.78

Dividends declared per common share		$0.70		$0.65

Portfolio Update

As of March 31, 2011, the Company’s real estate portfolio consisted of 110 megaplex theatres (including two joint venture properties) totaling approximately 8.9 million square feet, and restaurant, retail and other destination recreation and specialty properties totaling 4.3 million square feet. The Company also owned 28 public charter schools, six vineyards totaling approximately 1,250 acres and ten wineries totaling approximately 850 thousand square feet. At March 31, 2011, the Company’s megaplex theatres were 99% occupied, public charter schools were 100% occupied, and its overall real estate portfolio was 97% occupied.

In addition, as of March 31, 2011, the Company’s real estate mortgage loan portfolio had a carrying value of $306.9 million and included financing provided for entertainment, retail and recreational properties, including ten metropolitan ski areas covering approximately 6,100 acres in six states.

Investment Update

The Company’s investment spending in the first quarter totaled $50.4 million. The Company’s investment activity in the first quarter included the purchase of four Cinemagic theatres located in New Hampshire and Maine for a total of $36.8 million. Additionally, the Company purchased one public charter school property located in Louisiana for $4.3 million that will be leased to Charter Schools Development Corporation (CSDC). As a part of this transaction, the Company has agreed to finance an additional $2.3 million in redevelopment costs for this property.

Subsequent to the end of the first quarter, the Company closed on two public charter school transactions with HighMark School Development (Highmark) located in Arizona and Colorado with a combined commitment from the Company of $13.5 million.

Property Sales

On March 29, 2011, the Company completed the sale of its Toronto Dundas Square entertainment retail center in downtown Toronto for a gross sales price of approximately $226 million Canadian. The net proceeds from this sale were used to pay down the Company’s line of credit and establish various escrow accounts primarily for the payment of previously accrued property taxes. Including the impact of foreign currency, the Company recorded a gain of $18.3 million upon closing.

In conjunction with the sale by Ascentia Wine Estates (Ascentia) of the Gary Farrell brand and inventory assets on April 28, 2011, the Company elected to sell its vineyard and winery assets to the same buyer. As a result, the Company terminated its lease on these assets with Ascentia and was paid $2.0 million in outstanding receivables and a $1.0 million lease termination fee. In addition, the Company received $6.5 million from the buyer for its vineyard and winery assets, which was equal to their net book value. This transaction was contemplated by the previously announced modification agreement between the Company and Ascentia.

The Company expects to enter into an agreement in the second quarter of 2011 to sell another one of its vineyard and winery properties for $5.0 million. During the three months ended March 31, 2011, the Company recorded an impairment charge of $1.8 million, which is the amount that the net carrying value of the assets exceeds the expected net proceeds.

Balance Sheet Update

The Company’s balance sheet remains strong with a debt to gross assets ratio (defined as total long-term debt to total assets plus accumulated depreciation) of 34% at March 31, 2011 and no debt maturities through September 2012. Combined unrestricted cash and credit line capacity at March 31, 2011 was approximately $310 million.

On February 7, 2011, the Company paid off all of its secured term loans totaling $86.2 million related to its vineyard and winery portfolio with borrowings under its unsecured line of credit. In conjunction with this pay-off, the Company incurred $4.6 million in costs related to early settlement of interest rate swap agreements and $1.8 million of net deferred financing fees were written off.

During March 2011, the Company exercised a portion of the accordion feature on its unsecured revolving credit facility. As a result, the Company’s unsecured revolving credit facility capacity has been expanded to $382.5 million from $320 million.

Dividend Information

On March 15, 2011, the Company declared a regular quarterly cash dividend of $0.70 per common share, which was paid on April 15, 2011 to common shareholders of record on March 31, 2011. This dividend represents an annualized dividend of $2.80 per common share, an increase of 8% over the prior year. The Company also declared and paid first quarter cash dividends of $0.4844 per share on the 7.75% Series B Preferred Shares, $0.3594 per share on the 5.75% Series C Convertible Preferred Shares, $0.4609 per share on the 7.375% Series D Preferred Shares and $0.5625 per share on the 9.00% Series E Convertible Preferred Shares.

Guidance Update

The Company is maintaining guidance for 2011 investment spending of approximately $300 million and for FFO as adjusted per share of $3.40 to $3.50. Including the charges of $0.21 per diluted share for costs associated with the pay-off of the vineyard and winery loan facility, transaction costs and the impairment charge, the guidance for FFO per share is $3.19 to $3.29.

Quarterly Supplemental

The Company’s supplemental information package for the first quarter ended March 31, 2011 is available on the Company’s website at www.eprkc.com.

ENTERTAINMENT PROPERTIES TRUST

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands except per share data)

	Three Months Ended March 31,
	2011	2010
Rental revenue	$55,382	$53,909
Tenant reimbursements	4,661	4,279
Other income	24	236
Mortgage and other financing income	13,555	12,592

Total revenue	73,622	71,016

Property operating expense	6,357	6,225
Other expense	548	337
General and administrative expense	5,468	5,089
Costs associated with loan refinancing	6,388	—
Interest expense, net	18,845	16,945
Transaction costs	1,273	292
Provision for loan losses	—	700
Impairment charge	1,800	—
Depreciation and amortization	12,062	11,127

Income before equity in income from joint ventures and discontinued operations	20,881	30,301

Equity in income from joint ventures	774	233

Income from continuing operations	$21,655	$30,534

Discontinued operations:
Income (loss) from discontinued operations	1,785	(2,679)
Gain on acquisition	—	8,468
Transaction costs	—	(7,232)
Gain on sale of real estate	18,293	—

Net income	41,733	29,091
Add: Net loss (income) attributable to noncontrolling interests	(2)	984

Net income attributable to Entertainment Properties Trust	41,731	30,075

Preferred dividend requirements	(7,552)	(7,552)

Net income available to common shareholders of Entertainment Properties Trust	$34,179	$22,523

Per share data attributable to Entertainment Properties Trust common shareholders:
Basic earnings per share data:
Income from continuing operations	$0.30	$0.54
Income (loss) from discontinued operations	0.43	(0.01)

Net income available to common shareholders	$0.73	$0.53

Diluted earnings per share data:
Income from continuing operations	$0.30	$0.53
Income (loss) from discontinued operations	0.43	(0.01)

Net income available to common shareholders	$0.73	$0.52

Shares used for computation (in thousands):
Basic	46,503	42,850
Diluted	46,805	43,141

ENTERTAINMENT PROPERTIES TRUST

Reconciliation of Net Income Available to Common Shareholders

to Funds From Operations (FFO) (A)

(Unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2011	2010
Net income available to common shareholders of Entertainment Properties Trust	$34,179	$22,523
Gain on sale of real estate	(18,293)	—
Real estate depreciation and amortization	13,598	12,273
Allocated share of joint venture depreciation	109	65
Noncontrolling interest	—	(1,033)

FFO available to common shareholders of Entertainment Properties Trust	$29,593	$33,828

FFO per common share attributable to Entertainment Properties Trust:
Basic	$0.64	$0.79
Diluted	0.63	0.78

Shares used for computation (in thousands):
Basic	46,503	42,850
Diluted	46,805	43,141

Other financial information:
Straight-lined rental revenue	518	346
Dividends per common share	$0.70	$0.65

(A)	The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under Generally Accepted Accounting Principles (GAAP) and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and management believes it is useful to provide it here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO, as defined under the NAREIT definition and presented by us, is net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. FFO is a non-GAAP financial measure. FFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company’s operations, cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO the same way so comparisons with other REITs may not be meaningful. In addition to FFO, we present FFO as adjusted. Management believes it is useful to provide it here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO as adjusted is FFO plus charges for loan losses, costs associated with loan refinancing, impairments and transaction costs, less gain on acquisitions. FFO as adjusted is a non-GAAP financial measure. FFO as adjusted does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company’s operations, cash flows or liquidity as defined by GAAP.

The additional 1.9 million common shares that would result from the conversion of the Company’s 5.75% Series C cumulative convertible preferred shares and the additional 1.6 million common shares that would result from the conversion of the Company’s 9.00% Series E cumulative convertible preferred shares and the corresponding add-back of the preferred dividends declared on those shares are not included in the calculation of diluted earnings per share and FFO per share for the three months ended March 31, 2011 and 2010 because the effect is anti-dilutive.

ENTERTAINMENT PROPERTIES TRUST

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	As of March 31, 2011	As of December 31, 2010
	(unaudited)
Assets
Rental properties, net of accumulated depreciation of $305,751 and $297,068 at March 31, 2011 and December 31, 2010,	$1,867,094	$2,026,623
Land held for development	184,457	184,457
Property under development	8,638	5,967
Mortgage notes and related accrued interest receivable, net	306,927	305,404
Investment in a direct financing lease, net	229,801	226,433
Investment in joint ventures	23,570	22,010
Cash and cash equivalents	15,164	11,776
Restricted cash	31,490	16,279
Intangible assets, net	5,625	35,644
Deferred financing costs, net	18,226	20,371
Accounts receivable, net	38,204	39,814
Notes and related accrued interest receivable, net	5,104	5,127
Other assets	23,757	23,515

Total assets	$2,758,057	$2,923,420

Liabilities and Equity
Accounts payable and accrued liabilities	$41,612	$56,488
Dividends payable	40,200	37,804
Unearned rents and interest	5,995	6,691
Long-term debt	1,050,621	1,191,179

Total liabilities	1,138,428	1,292,162

Entertainment Properties Trust shareholders’ equity	1,591,608	1,603,239
Noncontrolling interests	28,021	28,019

Equity	1,619,629	1,631,258

Total liabilities and equity	$2,758,057	$2,923,420

About Entertainment Properties Trust

Entertainment Properties Trust (NYSE:EPR) is a specialty real estate investment trust (REIT) that invests in properties in select categories which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total assets exceed $2.7 billion and include megaplex movie theatres and adjacent retail, public charter schools and other destination recreational and specialty investments. We adhere to rigorous underwriting and investing criteria, centered on key industry and property level cash flow criteria. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields. Further information is available at www.eprkc.com or from Jon Weis at 888-EPR-REIT or info@eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “expects,” “anticipates,” “estimates,” “offers,” “plans” “would,” “may” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. In addition, references to our budgeted amounts and guidance are forward looking statements. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.